Exhibit 99.1

December 12, 2017

Repros Therapeutics Inc.® Announces Acquisition by Allergan plc

THE WOODLANDS, Texas — December 12, 2017 – Repros Therapeutics Inc. (NASDAQ: RPRX) (“Repros” or the “Company”) today announced that it has entered into a definitive agreement under which Allergan plc (“Allergan”), through a subsidiary, will acquire Repros for a cash payment of $0.67 per share. The Company’s Board of Directors has unanimously approved the transaction.

Under the terms of the merger agreement, a subsidiary of Allergan will commence a cash tender offer to purchase all of the outstanding shares of Repros common stock for $0.67 per share. The closing of the tender offer is subject to customary closing conditions, including the tender of a majority of the outstanding shares of Repros common stock. The merger agreement contemplates that Allergan, through its subsidiary, will acquire any shares of Repros that are not tendered into the offer through a second-step merger, which will be completed as soon as practicable following the closing of the tender offer. Pending approvals, Repros anticipates the transaction will close during the first quarter of 2018.

Stifel, Nicolaus & Company, Incorporated is serving as exclusive financial advisor to Repros, and Morgan, Lewis & Bockius LLP is serving as Repros’ legal counsel. Covington & Burling LLP is serving as Allergan’s legal counsel.

About Repros Therapeutics

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Repros Cautionary Statement Regarding Forward-Looking Statements

All of the statements in this press release, other than historical facts, are forward-looking statements, including, without limitation, the statements made concerning Allergan’s pending acquisition of Repros. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to Repros’ operations and business environment, all of which are difficult to predict and many of which are beyond the control of Repros. Among others, the following factors could cause actual results to differ materially from those set forth in the forward-looking statements: (i) uncertainties as to how many Repros’ stockholders will tender their shares of Repro common stock in the tender offer; (ii) the possibility that competing offers will be made; (iii) the possibility that various closing conditions for the transaction may not be satisfied or waived; (iv) the risk that the merger agreement with Allergan may be terminated in circumstances requiring Repros to pay Allergan a termination fee; (v) risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); (vi) the possibility that the transaction may not be timely completed, if at all; and (vii) that, prior to the completion of the transaction, if at all, Repros’ business may experience significant disruptions due to transaction-related uncertainty. Other factors that could cause actual results to differ materially include those set forth in Repros’ SEC reports, including, without limitation, the risks described in the Repros’ Annual Report on Form 10-K for its fiscal year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017. Repros assumes no obligation and does not intend to update these forward-looking statements, except as expressly required by law.

Notice to Investors

The tender offer for the outstanding shares of common stock of Repros referred to in this press release has not yet commenced. The description contained in this press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Repros common stock will be made pursuant to an offer to purchase and related materials that Allergan intends to file with the Securities and Exchange Commission. At the time the offer is commenced, Allergan will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter Repros will file a solicitation/ recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of Repros when available. Additionally, Repros and Allergan will file other relevant materials in connection with the proposed acquisition of Repros by Allergan pursuant to the terms of the merger agreement. All of these materials (and all other materials filed by Repros with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Allergan and when available may be obtained by directing a request to Allergan’s Investor Relations Department at (862) 261-7488. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by Repros by contacting Repros at (281) 719-3400.

INVESTORS AND STOCKHOLDERS OF REPROS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Contact:	Investor Relations
Joe Schepers
jschepers@reprosrx.com
770-558-5517